Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-196973 of Trinseo S.A. on Form S-8 of our report dated February 15, 2017, relating to the consolidated financial statements of Americas Styrenics LLC and its subsidiaries as of December 31, 2016 and 2015 and for each of the three years in the period ended December 31, 2016, appearing in this Annual Report on Form 10-K of Trinseo S.A. for the year ended December 31, 2016.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas

March 1, 2017